Exhibit 10.66

FIRST AMENDMENT TO

LIMITED PARTNERSHIP AGREEMENT

OF

MEADOWLANDS MILLS/MACK-CALI LIMITED PARTNERSHIP

THIS FIRST AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT OF MEADOWLANDS MILLS/MACK-CALI LIMITED PARTNERSHIP (this “First Amendment”) is entered into as of this 30th day of June, 2005 (the “First Amendment Effective Date”), by and between (i) MEADOWLANDS MILLS LIMITED PARTNERSHIP, a Delaware limited partnership (“Mills”), as both a general partner and a limited partner, (ii) MACK-CALI MEADOWLANDS ENTERTAINMENT L.L.C., a New Jersey limited liability company (“MC Partner”), as a limited partner, and (iii) MACK-CALI MEADOWLANDS SPECIAL L.L.C., a New Jersey limited liability company (“Special General Partner” or “MCGP”), as the Special General Partner. Mills also shall hereinafter be referred to as the “Mills Partner” or the “Managing General Partner” and MC Partner and Special General Partner, together, shall hereinafter be referred to as the “Mack-Cali Partners” or the “MC Partners.”

RECITALS

WHEREAS, pursuant to the Certificate filed in the Office of the Secretary of State of Delaware on October 10, 2003, the Partners formed Meadowlands Mills/Mack-Cali Limited Partnership (the “Partnership”) as a limited partnership pursuant to the provisions of the Delaware LP Act;

WHEREAS, in connection with the formation of the Partnership, Mills and the MC Partners entered into that certain Limited Partnership Agreement of Meadowlands Mills/Mack-Cali Limited Partnership (the “Initial Agreement”) executed on November 25, 2003 and effective on the Effective Date;

WHEREAS, subsequent to the execution of the Initial Agreement, the Partners entered into that certain letter agreement dated as of December 22, 2003 (the “December 2003 Letter Agreement”) addressing certain changes to the Initial Agreement due to certain scrivener’s errors, as more particularly described in the December 2003 Letter Agreement (the Initial Agreement, as amended by the December 2003 Letter Agreement, is referred to herein as the “Original Agreement”);

WHEREAS, prior to the First Amendment Effective Date and pursuant to that certain Consent of Partners dated October 5, 2004, the Partnership entered into the following documents:  (i) that certain First Amendment to Redevelopment Agreement dated as of October 5, 2004 (the “RDA First Amendment”) by and between the NJSEA and the Partnership, (ii) that certain Agreement dated as of October 5, 2004 (the “WMB Agreement”) by and between the NJSEA and the Partnership memorializing the understanding of such parties signatory thereto with respect to the Empire Tract and the Wetlands Mitigation Bank (as defined therein) (such WMB Agreement is also referred to in the RDA First Amendment as the “WMB Agreement”),

(iii) that certain Master Ground Lease dated as of October 5, 2004 (the “Master Ground Lease”), by and between the NJSEA, as the landlord thereunder, and the Partnership, as the tenant thereunder, respecting the lease of the Development Land, (iv) that certain Conservancy Trust Agreement dated as of October 5, 2004 (the “Conservancy Trust Agreement”) by and between the Partnership and the Meadowlands Conservation Trust (the “Conservation Trust”);

WHEREAS, concurrently with the execution of the agreements set forth in the immediately preceding Recital and in order to set forth certain understandings of the Partners in connection with an Unwind Event (as defined in the Redevelopment Agreement) and in order to set forth the Partners’ agreement to enter into this First Amendment, representatives of the Partners entered into that certain letter agreement dated as of October 5, 2004 addressed to Mr. Kenneth Parent of TMC from Mitchell E. Hersh of MCRC (the “October 5th Letter Agreement”);

WHEREAS, prior to the First Amendment Effective Date and pursuant to that certain Consent of Partners dated October 7, 2004, the Partnership also entered into the following documents:  (i) that certain Purchase Agreement dated as of October 8, 2004 between the Partnership and Empire (the “Empire Purchase Agreement”) providing for, among other things, the sale of Empire’s interest in the Empire Tract to the Partnership (or its subsidiary) for an aggregate purchase price paid to Empire of $17,850,000 together with the payment to Empire of the Special Fee described on Exhibit K attached to the Original Agreement in the amount of $1,000,000, (ii) that certain Purchase Agreement dated as of October 8, 2004 between the Partnership and Lazare (the “Lazare Purchase Agreement”) providing for, among other things, the sale by Lazare of Lazare’s right to acquire a capital interest as a limited partner in the Partnership for an aggregate purchase price paid to Lazare of $7,650,000, together with the payment to Lazare of the Special Fee described on Exhibit K attached to the Original Agreement in the amount of $500,000, (iii) that certain letter agreement dated as of October 8, 2004 between the Partnership and Lazare (the “Lazare Letter Agreement”), providing for the Partnership to pay a consulting fee of $80,000 per year (the “Revised Lazare Consulting Fee”) until the occurrence of certain events or dates as provided in such letter agreement, (iv) that certain letter agreement dated as of October 8, 2004 between the Partnership and Terminal Construction Company (“Terminal”), providing for the payment to Terminal of the Special Fee described on Exhibit K attached to the Original Agreement in the amount of $500,000, (v) that certain Mutual General Release dated as of October 8, 2004 among Empire, Lazare, the Partnership, the Kan Am Partners, Mills and Mills LLC, and (vi) that certain General Assignment dated as of October 8, 2004 between the Partnership and Empire (the agreements described in this Recital are collectively referred to herein as the “Empire Tract Agreements”);

WHEREAS, from and after the execution of the Lazare Letter Agreement, all references in the Original Agreement (as herein amended) to “Lazare Consulting Fee” shall mean and refer to the Revised Lazare Consulting Fee and the Lazare Consulting Fee shall be payable by the Partnership pursuant to Section 9.9 of the Original Agreement as and to the extent provided in the Lazare Letter Agreement;

WHEREAS, the Partnership is obligated, under Paragraph 8 of the Conservancy Trust Agreement, to pay an annual payment in the amount of $100,000 (the “WMB Annual

Payment”) to the Conservation Trust for a maximum time period of 75 years as more particularly provided in the Conservancy Trust Agreement;

WHEREAS, until no longer payable pursuant to the Conservancy Trust Agreement, the WMB Annual Payment shall be an expense of the Partnership and shall be included automatically in the Development Budget and all subsequent Budgets and, therefore, the inclusion thereof in a Budget shall not require the Approval of the Partners;

WHEREAS, prior to the First Amendment Effective Date and pursuant to the WMB Agreement, the Conservancy Trust Agreement and the Empire Tract Agreements, the Empire Tract was conveyed to the Conservation Trust and the amounts contemplated in the Empire Tract Agreements that were required to be paid by the Partnership and/or Mills Partner in connection with such conveyance were so paid (and the Lazare Consulting Fee shall hereinafter be paid pursuant to Section 9.9 of the Original Agreement as and to the extent provided in the Lazare Letter Agreement, and the WMB Annual Payment shall hereinafter be paid as and to the extent provided in the Conservancy Trust Agreement);

WHEREAS, as a result of the consummation of the transactions contemplated in the Empire Tract Agreements, the Partnership’s only surviving financial obligations to Empire, Terminal or Lazare are set forth in the Lazare Letter Agreement;

WHEREAS, pursuant to a written consent of the Partners, the Partners entered into that certain Second Amendment to Redevelopment Agreement by and between the NJSEA and the Partnership dated as of March 15, 2005 to be effective as of November 26, 2004;

WHEREAS, pursuant to a written consent of the Partners, the Partners entered into that certain Third Amendment to Redevelopment Agreement by and between the NJSEA and the Partnership dated as of May 23, 2005 to be effective as of March 30, 2005;

WHEREAS, concurrently with the execution of this First Amendment, the Partners are entering into that certain Fourth Amendment to Redevelopment Agreement by and between the NJSEA and the Partnership dated on or about the First Amendment Effective Date (the “Fourth RDA Amendment”); and

WHEREAS, the Partners desire to enter into this First Amendment to amend the Original Agreement to address certain matters arising out of the execution of the agreements and the transactions described above and to address certain other matters, as hereinafter set forth.

NOW THEREFORE, in consideration of the foregoing, and of the covenants and agreements hereinafter set forth, it is hereby agreed as follows:

1.          Incorporation of Recitals. The foregoing Recitals to this First Amendment are hereby incorporated in and made a part of this First Amendment to the same extent as if set forth in full herein.

2.              Defined Terms. Each capitalized term used herein but not defined herein shall have the meaning ascribed to it in the Original Agreement.

3.          Revised Definitions (Section 1.1 of Original Agreement). The definitions of Unrecovered Empire Tract Costs, Unreturned MC Partner Capital Contributions Account and Unreturned Mills Partner Capital Contributions Account set forth in Section 1.1 of the Original Agreement are hereby deleted in their entirety and the following definitions substituted in their stead:

“Unrecovered Empire Tract Costs” shall mean the amount of $60,000,000 (such $60,000,000 being determined as provided in Section 4.C. of the First Amendment) less reductions pursuant to Section 6.6(vi) (including any reductions pursuant to Section 6.6(vi) in connection with any deemed distribution pursuant to Section 10.6.7.1).

“Unreturned MC Partner Capital Contributions Account” shall mean an account maintained for internal bookkeeping purposes by the Partnership for the Mack-Cali Partners, which account, as of any date, shall equal the sum of all capital contributed by the Mack-Cali Partners as of such date, reduced (but not below zero) by all Partnership distribution to the Mack-Cali Partners pursuant to Sections 5.2.4(j), 6.6(v), 6.7.3.3.1(i), 6.7.3.3.1(iii), 6.7.3.3.2(i), 6.7.3.3.2(ii) and 6.7.3.3.2(iv) and by all deemed Partnership distributions to the Mack-Cali Partners pursuant to Section 10.6.7.1 that are deemed to be distributed pursuant to Section 6.6(v).

“Unreturned Mills Partner Capital Contributions Account” shall mean an account maintained for internal bookkeeping purposes by the Partnership for the Mills Partner, which account, as of any date shall equal the sum of all capital contributed by the Mills Partner as of such date, reduced (but not below zero) by all Partnership distributions to Mills Partner pursuant to Sections 5.2.4(e), 6.6(iv), 6.6(v), 6.6(vi), 6.7.2.1, 6.7.3.3.1(i), 6.7.3.3.1(ii), 6.7.3.3.1(iii), 6.7.3.3.1(iv), 6.7.3.3.2(ii), 6.7.3.3.2(iii), 6.7.3.3.2(iv) and 6.7.3.3.2(v) of this Agreement and as provided in subclauses (ii) and (iii) of the second sentence of Section 4.C of the First Amendment, and by all deemed Partnership distributions to Mills Partner pursuant to Section 10.6.7.1 that are deemed to be distributed pursuant to Sections 6.6(iv), 6.6(v) or 6.6(vi).

4.	Empire Tract.

A.            Conveyance of Empire Tract. Prior to the First Amendment Effective Date, in accordance with the WMB Agreement, the Conservancy Trust Agreement and the Empire Tract Agreements and as contemplated by Section 6.10.5 of the Original Agreement, the Mills Partner acquired the Empire/Lazare Partnership Interest, including the Empire/Lazare Participation and caused the Empire Tract to be conveyed by Empire to a subsidiary of the Partnership which, in turn, conveyed the Empire Tract to the Conservation Trust. As a result thereof, the Original Agreement shall be amended as follows:

(i)                Section 6.10. The second and third sentences of Section 6.10 of the Original Agreement are hereby deleted in their entirety and the following substituted in their stead:

Pursuant to the Redevelopment Agreement, the Empire Tract will not be developed with an entertainment/retail complex as originally contemplated by the terms of the Mills LP Agreement, but, rather, prior to the First Amendment Effective Date, Mills and the Partnership caused the Empire Tract to be conveyed to the Meadowlands Conservation Trust pursuant to the WMB Agreement. In connection therewith, the Partnership shall receive certain WMB Purchase Price Proceeds (as hereinafter defined), may receive certain Alternative Sublease Rent (as hereinafter defined) and may realize certain Development Cost Savings (as hereinafter defined).

(ii)               Section 6.10.1. The payment of the Empire/Lazare Participation contemplated in Section 6.10.1 of the Original Agreement shall no longer occur and, as a result thereof, Sections 6.5 and 6.6 of the Original Agreement shall be amended as provided in Sections 5 and 6 of this First Amendment.

(iii)              Section 6.10.2. Section 6.10.2 of the Original Agreement is hereby deleted in its entirety and the following substituted in its stead:

6.10.2        All amounts received (cash or other consideration) by or on behalf of the Partnership on account of the Empire Tract, including WMB Purchase Price Proceeds and Alternative Sublease Rent, shall be distributed and/or allocated and accounted for, as applicable, pursuant to Section 6.7.2 and the subsections thereof.

(iv)              Section 6.10.4. Section 6.10.4 of the Original Agreement is hereby deleted in its entirety and the following substituted in its stead:

6.10.4        From and after the First Amendment Effective Date, no Special Fees shall be payable by the Partnership (as such Special Fees were paid in connection with the consummation of the transactions under the Empire Purchase Agreement), and the Consulting Fee shall be paid by the Partnership in accordance with Section 9.9, as and to the extent provided in the Lazare Letter Agreement, utilizing the funding provided under the second sentence of Section 5.2.3 hereof.

(v)               Deletion of Exhibit B of the Original Agreement. Exhibit B to the Original Agreement and all references thereto in the Original Agreement are hereby deleted.

B.             Prior Treatment of Empire Tract Costs. The Original Agreement contemplated that, should the Partnership enter into transactions involving the Empire Tract, the proceeds received by the Partnership from such transactions would be in the form of cash and, in such event (as more particularly provided in Section 6.7.2 of the Original Agreement), such proceeds would be distributed first to the Mills Partner until such time as the aggregate proceeds received by the Mills Partner were equal to the aggregate amount of the Empire Tract Costs, with the remainder, if any, to be distributed to the Partners as if such proceeds were received in connection with a Major Capital Event. The Original Agreement also contemplated that the Unrecovered Empire Tract Costs and the Unreturned Mills Partner Capital Contributions Account would be reduced, as applicable, in connection with such distributions of proceeds.

C.            Current Treatment of Empire Tract Costs. The Partners now anticipate that the Partnership may receive, in addition to cash proceeds from transactions involving the Empire Tract (such cash proceeds to be referred to herein as the “WMB Purchase Price Proceeds” and the amount of such cash proceeds to be equal to the Purchase Price, as defined in the WMB Agreement and referred to herein as the “WMB Purchase Price”), other consideration in connection with such transactions consisting of Alternative Sublease Rent and Development Cost Savings. The Partners hereby agree that (i) the Unrecovered Empire Tract Costs, effective as of the First Amendment Effective Date, shall be reduced to the amount of $60,000,000 (the Partners hereby acknowledge and agree that the Unreturned Mills Partner Capital Contributions Account shall not change as a result of such reduction), and (ii) upon receipt and distribution of the WMB Purchase Price Proceeds , the Unreturned Mills Partner Capital Contributions Account shall be reduced by the amount of the WMB Purchase Price, (iii) upon receipt and distribution of Alternative Sublease Rent, the Unreturned Mills Partner Capital Contributions Account shall be reduced by the applicable amount of the Alternative Sublease Rent, (iv) there shall be no reduction of the Unreturned Mills Partner Capital Contributions Account on account of the occurrence of any Development Cost Savings, and (v) the amount of the Unrecovered Empire Tract Costs shall not be reduced on account of the receipt and distribution of any of the WMB Purchase Price Proceeds, Alternative Sublease Rent or Development Cost Savings. As a result, Section 6.7.2 of the Original Agreement is hereby deleted in its entirety, and the following is substituted in its stead:

6.7.2          Transactions Involving the Empire Tract. Notwithstanding anything to the contrary in Section 6.6, WMB Purchase Price Proceeds derived from or in connection with a transaction involving the Empire Tract as described in Section 6.10 and as described in this Section 6.7.2, shall be allocated and distributed as hereinafter provided in this Section 6.7.2.

6.7.2.1      Cash Proceeds Received from the NJSEA or an Alternative Sublease. Should WMB Purchase Price Proceeds or Alternative Sublease Rent be received by the Partnership, then WMB Purchase Price Proceeds received from the NJSEA or net Alternative Sublease Rent (that is,

Alternative Sublease Rent after payment of all costs incurred in connection with the procurement of such Alternative Sublease (including leasing commissions paid to third parties that are not Affiliated with Mills Partner, tenant inducements, allowances or buildout)), as applicable, shall be allocated and distributed to the Mills Partner.

The RDA First Amendment contemplates that, on the Development Rights Fee Funding Date (as defined in the RDA First Amendment), the NJSEA shall authorize release from the Fee Escrow (as defined in the RDA First Amendment) a payment to the Partnership in the amount of the WMB Purchase Price. The Partners acknowledge and agree that such payment shall constitute WMB Purchase Price Proceeds notwithstanding that the source of such payment was the Development Rights Fee paid by the Partnership to the NJSEA.

As used herein, an “Alternative Lease Transaction” shall mean a lease transaction wherein the Partnership, a subsidiary of the Partnership, a Sibling Entity or a Component Entity, as applicable, as tenant (an “Alternative Lease Tenant”), leases land (the “Alternative Lease Premises”) from a third party as a direct result of an alternative to the creation of a wetlands mitigation bank on the Empire Tract. As used herein, an “Alternative Sublease” shall mean a sublease between the Alternative Lease Tenant, as sublandlord, and a third party, as subtenant, of all or a portion of the Alternative Lease Premises, and “Alternative Sublease Rent” shall mean rent payable by a subtenant under an Alternative Sublease.

6.7.2.2  Development Cost Savings Realized. It is anticipated that the NJSEA shall relieve the Partnership of certain development or payment obligations under the Redevelopment Agreement (such relief, “Development Cost Savings” and the occurrence of such relief, a “Development Cost Savings Event”). Neither the Unrecovered Empire Tract Costs nor the Unreturned Mills Partner Capital Contributions Account shall be reduced upon or in connection with the occurrence of a Development Cost Savings Event.

5.              Section 6.5. Section 6.5 of the Original Agreement is hereby deleted in its entirety and the following is hereby substituted in its stead:

6.5              Distribution of Net Ordinary Cash Flow. Except as otherwise provided in Sections 6.7, 6.8, 6.10 and 13.2.4, the Partnership shall distribute Net Ordinary Cash Flow to the Partners (after payment of any (a) NJSEA Profit Participation,

(b) accrued but unpaid interest and then unpaid principal on any outstanding Default Loans, (c) accrued but unpaid interest and then unpaid principal on any Partners Loans, or portions thereof, that are not subject to Section 5.3.1.2, and (d) accrued but unpaid return on any Guaranty Payment that is not an Equity Guaranty Payment and then the unpaid portion of the Guaranty Payment) as and when reasonably determined by the Managing General Partner in accordance with applicable Budgets, but not less frequently than quarterly, in the following order of priority:

(i)         First, to the Mills Partner in payment of any accrued but unpaid Mills Return;

(ii)         Second, to the Mack-Cali Partners in payment of any accrued but unpaid MC Return;

(iii)	Intentionally omitted;
(iv)	Intentionally omitted; and

(v)	Third, to the Partners in proportion to their respective Percentage Interests.

6.          Section 6.6. Section 6.6 of the Original Agreement is hereby deleted in its entirety and the following is hereby substituted in its stead:

6.6              Distributions Upon Major Capital Event. Except as otherwise provided in Sections 6.7, 6.8, 6.10 and Section 13.2.4, Major Capital Event Proceeds shall be allocated and distributed among the Partners (after payment of any: (a) accrued but unpaid interest and then unpaid principal on any outstanding Default Loans; (b) accrued but unpaid interest and then unpaid principal on any Partners Loans, or portions thereof, that are not subject to Section 5.3.1.2; and (c) accrued but unpaid return on any Guaranty Payment that is not an Equity Guaranty Payment and then the unpaid portion of the Guaranty Payment), on a cumulative basis, as follows:

(i)         First, to the Mills Partner in payment of any accrued but unpaid Mills Return;

(ii)         Second, to the Mack-Cali Partners in payment of any accrued but unpaid MC Return;

(iii)	Intentionally omitted;

(iv)        Third, to the Mills Partner until the Unreturned Mills Partner Capital Contributions Account (for this purpose, reduced by any Unrecovered Empire Tract Costs) is reduced to $130,000,000 or such lesser amount as shall be determined under Section 5.2.3.2(a) or such greater amount as shall be determined under Section 5.2.3.3.(a);

(v)        Fourth, to the Mills Partner and the Mack-Cali Partners in proportion to their respective Percentage Interests until the Unreturned MC Partner Capital Contributions Account is reduced to zero;

(vi)        Fifth, to the Mills Partner, until its Unreturned Mills Partner Capital Contributions Account is reduced to zero;

(vii)	Intentionally omitted; and
(viii)	Sixth, to the Partners in proportion to their respective Percentage Interests.

7.          Article 10; Take Down of Hotel Component. Article 10 of the Original Agreement contemplated that the MC Partners may develop the Hotel Component in 2 phases utilizing 2 Component Entities, each with a hotel of not less than 260 rooms. The Component Lease for the Hotel Component being executed concurrently with this First Amendment requires the Hotel Component to be Taken Down and developed as one Component, rather than in 2 phases or Components. Therefore, the Partners acknowledge and agree that the MC Partners may not Take Down or develop the Hotel Component in phases but, rather, any Take Down of the Hotel Component shall require a Take Down and development of the entire Hotel Component (such development to be subject to the third sentence of Section 10.2.1 of the Original Agreement, as amended as provided in Section 7.A of this First Amendment), and all references in the Original Agreement to a Take Down or development of the Hotel Component in phases shall be deleted such that the Original Agreement shall only refer to and contemplate the Take Down and development of the entire Hotel Component. For example, Section 10.2 of the Original Agreement refers to the Special General Partner being obligated to Take Down the first phase of the Hotel Component upon its exercise of either the Four Year Office/Hotel Development Option or the Six Year Office/Hotel Development Option. As a result of the foregoing provisions of this Section 7, such reference in Section 10.2 shall be amended and interpreted to require that the Special General Partner shall be obligated to Take Down the entire Hotel Component upon its exercise of either the Four Year Office/Hotel Development Option or the Six Year Office/Hotel Development Option. As a further example, the fourth sentence of Section 10.2.1 of the Original Agreement provides that, if the Applicable Component is the Hotel Component, then the development contemplated in the Office/Hotel Development Election Notice must include the first phase of the hotel which shall not be less than 260 rooms. As a result of the foregoing provisions of this Section 7, the development contemplated in such Office/Hotel Development Election Notice must include the entire hotel which shall not be less than 520 rooms.

A.          Amendment of Section 10.2.1 of the Original Agreement. The third sentence of Section 10.2.1 of the Original Agreement is deleted in its entirety and the following substituted in its stead:

Upon its exercise of a Office/Hotel Development Option, the Special General Partner shall have no obligation to commence construction of the Applicable Component until the Special General Partner determines in its sole discretion that certain economic and market conditions as set forth in the Redevelopment Agreement exist, as applicable, subject to (x) the Mills Partner’s acceleration rights described in Section 10.3, (y) the obligation of the managing general partner under Section 6.9.2.1 to commence development and construction upon the earlier of the date required under the applicable ROFR Agreement, if any, and the date that may be agreed upon by the Partners and set forth in such limited partnership agreement, and (z) the obligation of the managing general partner set forth in Section 6.9.2.3 to commence development and construction upon the earlier of the date required under any applicable agreement between the Partnership and the NJSEA, if any, and the date that may be agreed upon by the Partners and set forth in such limited partnership agreement.

8.          Exercise of Rights and Obligations under Sections 5.2(e) and 5.5 of the Redevelopment Agreement; Distributions of Unwind Payment; New Section 6.7.3. To implement the terms and provisions of the October 5th Letter Agreement (it being acknowledged and agreed that, upon the execution of this First Amendment, the October 5th Letter Agreement is null and void and of no further force and effect), the following Section 6.7.3 is added to the Original Agreement following Section 6.7.2 of the Original Agreement, as such Section 6.7.2 is herein amended:

6.7.3          Exercise of Rights and Obligations under Sections 5.2(e) and 5.5 of the Redevelopment Agreement; Distributions of Unwind Payment.

6.7.3.1  Exercise of Rights and Obligations under Sections 5.2(e) and 5.5 of the Redevelopment Agreement. Subject to Section 6.7.3.2.B hereof, all exercises of the rights and obligations of the Partnership under Sections 5.2(e) and 5.5 of the Redevelopment Agreement (including, without limitation, all determinations of whether or not Intervening Events (as defined in the Redevelopment Agreement) have occurred, whether to exercise the Unwind Rights (as defined in the Redevelopment Agreement), whether Material Conditions (as defined in the Redevelopment Agreement) have been satisfied or whether to waive such Material Conditions, whether to release Tranche Payments (as defined in the Redevelopment Agreement), whether to postpone the Development Rights Fee Funding Date (as defined in the Redevelopment Agreement), whether to stop construction activity on the Project Site (as defined in the Redevelopment Agreement) during any postponement pursuant to Sections 5.2(e) and 5.5 of the Redevelopment Agreement, whether to proceed to closing notwithstanding that Intervening Events or Unwind Events have not been resolved by the Material Conditions Termination Date (as defined in the Redevelopment Agreement), and whether to complete the Garages (as defined in the Redevelopment Agreement)), shall not be Major Decisions and shall not require Approval of the Partners but, rather, shall be decisions that the Managing General Partner may make on behalf of the Partnership without requiring the Approval of the Partners. Notwithstanding the foregoing, the Mills Partner and the MC Partners agree to mutually cooperate with the other such that the MC Partners’ reasonable input shall be provided to, and considered by, the Mills Partner in connection with the Mills Partner’s determination of whether to exercise the Unwind Rights, provided, however, that the MC Partners acknowledge and agree that the ultimate decision of whether or not to so exercise the Unwind Rights shall be the sole decision of the Mills Partner and not a Major Decision requiring the Approval of the Partners as aforesaid.

6.7.3.2	Effect of Unwind.

A.            Unwind Event Occurs; Notice to MC Partners. Concurrently with Managing General Partner’s delivery of a written notice to the NJSEA electing to the exercise the Unwind Rights, the Managing General Partner shall provide a copy of such written notice to the MC Partners. If an Unwind Event (as defined in the Redevelopment Agreement) shall have occurred and, as a result thereof, the Partnership shall have elected to exercise the Unwind Rights in accordance with the provisions of Section 6.7.3.1 above, then the “Unwind Payment” (as defined in the Redevelopment Agreement) (whether received in a lump sum or paid over time by the NJSEA) and any other funds received by the Partnership from third parties in connection with or arising out of the exercise of the Unwind Rights shall be distributed to Partners as provided in Section 6.7.3.3 below, and, thereafter, the Managing General Partner shall dissolve the Partnership as provided in Article 13 hereof.

B.             No Unwind Event; Unwind Rights Exercised Over Objections of MC Partners. If the Mills Partner elects to exercise the Unwind Rights and such exercise is not as a result of the issuance of a permanent injunction described in item 1.a. on Exhibit ”C” attached to the RDA First Amendment, and if the MC Partners shall have provided written notice of their reasonable objection to the exercise of the Unwind Rights after the MC Partners have received an opportunity to provide their reasonable input as provided in Section 6.7.3.1 above, then  (1) the Unwind Payment and any other funds received by the Partnership from third parties in connection with or arising out of the exercise of the Unwind Rights shall be distributed to Partners as provided in Section 6.7.3.3 below, and (2) if, after application of the provisions of Section 6.7.3.3 below, the MC Partners shall not have received an amount that results in the Unreturned MC Partner Capital Contributions Account being equal to zero, then, provided that there shall be no ongoing discussions or negotiations with the NJSEA pursuant to Section 5.2(e) of the RDA First Amendment or otherwise, the Mills Partner must either (y) pay to the MC Partners an amount such that, after application of the provisions of Section 6.7.3.3 below and the payment of such amount, the

Unreturned MC Partner Capital Contributions Account shall be equal to zero, or (z)  assign (without representation, warranty or recourse, except that, as to the Mills Partner’s Partnership Interest, Mills Partner shall represent and warrant that, subject to any modifications thereof that are the result of actions Approved by the Partners prior to the date of such assignment or that are the result of any pledge, collateral assignment of, or other assignment of a security interest granted in, the Mills Partner’s Partnership Interest in connection with any financing, the proceeds of which were used by the Mills Partner to provide funds to pay Partnership costs and expenses, the assignment of the Partnership Interest is free and clear of any lien or encumbrance of any nature and that such Partnership Interest is not subject to any option to purchase or otherwise, nor that any other person shall have any right to acquire any of the assigned Partnership Interest) to the MC Partners all of the Mills Partner’s and the Partnership’s right, title and interest in and to the Project (other than the rights set forth in Section 6.7.3.2.C below), and after the occurrence of the actions described in subclause (1) above and, if required, the occurrence of the actions described in subclause (2) above, dissolve the Partnership as provided in Article 13 hereof. Mills Partner shall provide a written notice to the MC Partners of its election to proceed under subclauses (y) or (z) of the immediately preceding sentence within 45 days after the later of (I) the cessation of discussions and negotiations with the NJSEA, and (II) the distribution of funds to the MC Partners pursuant to Section 6.7.3.3. Upon the assignments and transfers to the MC Partners by the Mills Partner as provided above in this Section 6.7.3.2.B, MCGP shall become the “Managing General Partner” hereunder. Except as may be Approved by the Partners and except for any financing to provide funds to enhance the value of the Project or to assist in the creation of a revenue stream intended to provide a source of funds to repay the Unwind Payment (including financing providing funds for the completion of construction of the Garages in accordance with Section 5.5(d) of the Redevelopment Agreement), the Managing General Partner shall not permit the Partnership to obtain financing during the 180 day negotiation period set forth in Section 5.5(e) of the Redevelopment Agreement.

C.            Partnership Dissolution; Certain Rights to Participate in Future Development of the Project. If the Partnership shall dissolve as provided in Sections 6.7.3.2.A or 6.7.3.2B above, then neither the Mills Partner nor the Mack-Cali Partners (nor any of their Affiliates) shall enter into any agreement or arrangement similar to, or which deals with or pertains to, any of the Project, the Land Parcels, the Hotel Land or the Office Land (or the Office/Hotel Land), or the land that is subject to the Hotel ROFR or the Arena ROFR for a period of forty-two (42) months from the date that the Unwind Rights are exercised by the Partnership, unless the other Partner is offered participation on terms and conditions substantially similar to those contained herein (this covenant shall survive dissolution of the Partnership). In such event, Mills shall retain all rights respecting the Empire Tract as provided in Sections 6.7.2 and 6.10 of the Agreement.

6.7.3.3  Distributions of Unwind Payment. Notwithstanding anything to the contrary in Sections 6.5, 6.6 or 6.7.1 of this Agreement or in any other subsections of this Section 6.7.3, if the Partnership shall exercise the Unwind Rights and the Partnership receives the Unwind Payment and/or any other funds received by the Partnership from third parties in connection with or arising out of the exercise of the Unwind Rights (collectively, the “Unwind Proceeds”), then the Unwind Proceeds shall be distributed to Partners, as provided in Sections 6.7.3.3.1 or 6.7.3.3.2, as applicable:

6.7.3.3.1           WMB Purchase Price Not Received. If, at the time of the exercise of the Unwind Rights, the WMB Purchase Price has not been paid to the Partnership, then the Unwind Proceeds shall be distributed as follows:

(i)         First, 20% to the MC Partners and 80% to the Mills Partner until the Unreturned MC Partner Capital Contributions Account shall equal $7,000,000;

(ii)         Second, to the Mills Partner until the Mills Partner, after receipt of funds under Section 6.7.3.3.1(i) above and under this Section 6.7.3.3.1(ii), shall have received funds equal to the balance of the Development Rights Fee funded by the Mills Partner and not returned to the Mills Partner prior to the application of this Section 6.7.3.3.1(ii);

(iii)        Third, 20% to the MC Partners and 80% to the Mills Partner until the Unreturned MC Partner Capital Contributions Account shall equal zero;

(iv)        Fourth, to the Mills Partner until the Unreturned Mills Partner Capital Contributions Account shall equal zero; and

(v)               Fifth, 20% to the MC Partners and 80% to the Mills Partner.

6.7.3.3.2           WMB Purchase Price Received. If, at the time of the exercise of the Unwind Rights, the WMB Purchase Price has been paid to the Partnership (and the WMB Purchase Price Proceeds have been distributed by the Partnership to the Mills Partner) and, therefore, the NJSEA shall have exercised its right, pursuant to Section 5.5(b)(i) of the Redevelopment Agreement, to receive a credit against the Unwind Payment in the amount of the WMB Purchase Price, then the Unwind Proceeds shall be distributed as follows:

(i)	First, the amount of $6,700,000 to the MC Partners;

(ii)         Second, 20% to the MC Partners and 80% to the Mills Partner until the Unreturned MC Partner Capital Contributions Account shall equal $7,000,000;

(iii)        Third, to the Mills Partner until the Mills Partner, after receipt of funds under Section 6.7.3.3.2(ii) above and under this Section 6.7.3.3.2(iii), shall have received funds equal to the balance of the Development Rights Fee funded by the Mills Partner and not returned to the Mills Partner prior to the application of this Section 6.7.3.3.2(iii) (including, without limitation, as the result of the receipt of the WMB Purchase Price Proceeds);

(iv)        Fourth, 20% to the MC Partners and 80% to the Mills Partner until the Unreturned MC Partner Capital Contributions Account shall equal zero;

(v)        Fifth, to the Mills Partner until the Unreturned Mills Partner Capital Contributions Account shall equal zero; and

(vi)        Sixth, 20% to the MC Partners and 80% to the Mills Partner.

9.          Rights of First Refusal; Sections 6.9.2 of Original Agreement. Section 6.9.2 of the Original Agreement is hereby deleted in its entirety and the following new Section 6.9.2 is substituted in its stead and the following Sections 6.9.3 and 6.9.4 shall be added:

6.9.2.    Rights of First Refusal. Section 10.2 of the Redevelopment Agreement provides that the Developer has a right of first refusal (each such right of first refusal set forth in the Redevelopment Agreement, the Hotel ROFR Agreement [as hereinafter defined] or the Arena ROFR [as hereinafter defined] being referred to in this Agreement as the “Right of First Refusal” or “ROFR”) respecting the acquisition, use, reuse and/or renovation of the Arena (as defined in the Redevelopment Agreement) (the “Arena ROFR”) and the development of one or more hotels adjacent to the Meadowlands Racetrack (as defined in the Redevelopment Agreement) (the “Hotel ROFR”). To more particularly set forth the terms and provisions of the Arena ROFR and the Hotel ROFR, the Partnership and the NJSEA have entered into two separate agreements concurrently with the execution of this First Amendment, one agreement with respect to the Arena ROFR (the “Arena ROFR Agreement”) and one agreement with respect to the Hotel ROFR (the “Hotel ROFR Agreement”) (the Arena ROFR Agreement and the Hotel ROFR Agreement are collectively referred to herein as the “ROFR Agreements”). The Hotel ROFR Agreement contemplates that the NJSEA may enter into agreements with third parties wherein such third parties may develop one or more hotels at the Meadowlands Racetrack (subject to satisfaction of certain conditions) and that the Partnership shall have a separate right of first refusal for each hotel the NJSEA desires to develop at the Meadowlands Racetrack. As a result thereof, each such right of first refusal shall constitute a separate ROFR hereunder and shall be subject to the provisions of this Section 6.9.2. The determination of whether or not the Partnership shall exercise a Right of First Refusal must be Approved by the Partners (in the exercise of their sole and absolute discretion) no later than the twentieth (20th) day after the receipt of an Offer Notice (as defined in the applicable ROFR Agreement) (such 20th day being referred to herein as the “Initial ROFR Election Date” and the 20 day period between the Partnership’s receipt of an Offer Notice and the Initial ROFR Election Date being referred to herein as the “Initial ROFR Election Period”). If the election to exercise a Right of First Refusal shall not be Approved by the Partners (in the exercise of their sole and absolute discretion) within the applicable Initial ROFR Election Period, such failure shall be deemed to mean that the Partners do not approve of such election. The determination of whether or not to proceed with such election shall not be subject to the mediation and arbitration provisions of Section 15.15. If the election to proceed with a ROFR shall not be Approved by the Partners (in the exercise of their sole and absolute discretion) prior to the expiration of the Initial ROFR Election Period and no Partner shall have delivered a ROFR Electing Partner Notice (as hereinafter defined) prior to the expiration of the Initial ROFR Election Period, then neither the Partnership nor any Partner shall be permitted to proceed with the exercise of such ROFR. In accordance with the terms of the applicable ROFR Agreement, if the Partnership shall determine to waive the applicable ROFR and no Partner shall have delivered a ROFR Participation Notice within the thirty (30) day period set forth in Section 6.9.2.2.1(a) below, then the Managing General Partner, on behalf of the Partnership, shall deliver a written notice to the NJSEA of the Partnership’s determination to waive the applicable ROFR.

6.9.2.1  Election to Proceed with ROFR Approved by the Partners; Other Partner Provides ROFR Participation Notice or Successful Bid Notice. If the election to proceed with a ROFR is Approved by the Partners (in the exercise of their sole and absolute discretion) prior to the expiration of the Initial ROFR Election Period or if the other Partner(s) shall provide a ROFR Participation Notice within the thirty (30) day period set forth in Section 6.9.2.2.1(a) below or if a Successful Bid Notice (as hereinafter defined) is sent in accordance with Section 6.9.2.2.2(a), then the MC Partners and the Mills Partner shall form a limited partnership and, in connection therewith, execute an agreement of limited partnership in substantially the form of the Office/Hotel Component LP Agreement with the following revisions: (i) there shall be no establishment of initial capital accounts as provided in Section 10.6.7, as there shall be no Take Down associated with the development of the particular project, (ii) the Percentage Interest of the Mills Partner shall be 50% and the aggregate Percentage Interests of the MC Partners shall be 50%, with each Partner being obligated to contribute Required Equity, pari passu, based on their respective Percentage Interests, (iii) the list of Major Decisions shall be modified to address the fact that the partnership is a 50/50 joint venture to be jointly controlled by the Mills Partner and the MC Partners, (iv) the managing general partner shall be the Mills Partner if the use is entertainment and/or retail related, and the managing general partner shall be the Special General Partner if the use is office or hotel related, and the managing general partner shall be as otherwise Approved by the Partners (as reasonably agreed upon by the Partners) if the use shall not be entertainment, retail, office or hotel related, and (v) the managing general partner shall be obligated to commence development and construction upon the earlier of the date required under the applicable ROFR Agreement, if any, and the date that may be agreed upon by the Partners and set forth in such limited partnership agreement. Upon such formation, the terms and provisions of such agreement of limited partnership shall govern the rights and obligations of the Partners and/or their Affiliates respecting the applicable ROFR and the associated property and rights to be acquired from the NJSEA.

6.9.2.2  Election to Proceed with ROFR Not Approved by the Partners; One Partner Expresses Desire to Exercise ROFR. If the Partners do not approve of an election to exercise a ROFR and if, prior to the expiration of the Initial ROFR Election Period, either the Mills Partner or the MC Partners shall deliver a written notice (a “ROFR Electing Partner Notice”) to the other Partner(s) stating their desire to exercise the applicable ROFR (any such Partner(s) that provides a ROFR Electing Partner Notice being referred to herein as the “ROFR Electing Partner”), then, subject to the provisions of the applicable ROFR Agreement, the ROFR Electing Partner, on behalf of the Partnership, shall have the exclusive right during the period (the “Exclusive Negotiation Period”) commencing on the date that is the earlier of (i) the date upon which the Partners determine pursuant to a written instrument that the Partnership shall not exercise the applicable ROFR, and (ii) the Initial ROFR Election Date, and terminating on the outside date for execution of a definitive agreement under the applicable ROFR Agreement, to cause the partnership to negotiate the terms and provisions of a written agreement with the NJSEA to acquire the property and rights that are subject to the applicable ROFR and this Section 6.9.2.2 and, if such negotiations are successful, to cause the Partnership to enter into such a written agreement. The failure of a Partner to deliver a ROFR Electing Partner Notice shall be deemed an election by such Partner not to exercise the applicable ROFR.

6.9.2.2.1           ROFR Electing Partner Enters Into Agreement with NJSEA During Exclusive Negotiation Period. If the ROFR Electing Partner shall succeed in entering into a written agreement with the NJSEA within such Exclusive Negotiation Period, then, subject to the provisions of Section 6.9.2.2.1(a), the ROFR Electing Partner shall be permitted to enter into such written agreement without the involvement of the Partnership or the other Partner(s) and the Partners covenant that they shall provide all reasonably necessary assistance and execute all reasonably necessary agreements, in each case without recourse by the Electing Partner or the NJSEA (except any recourse by the NJSEA as provided in, and subject to, the next two sentences), to assign or transfer the applicable ROFR to the ROFR Electing Partner or its Affiliate. If the agreement(s) entered into with the NJSEA impose any obligations or liabilities on the other Partner(s) or its, or their, as applicable, Affiliate(s), including any obligations or liabilities arising out of or in connection with any such Partner(s) being direct or indirect owners of any Person that is a party to the agreements with the NJSEA (for example, if the agreement(s) require that the Partnership must be the party to such agreement(s)), then the obligation of the other Partner(s) to provide assistance and agreements as provided in the immediately preceding sentence shall be conditioned upon the ROFR Electing Partner executing an indemnification agreement in favor of the other Partner(s) and the Partnership and its, or their, as applicable, Affiliate(s). Such indemnification agreement shall provide that the ROFR Electing Partner agrees to indemnify, defend and hold harmless the other Partner(s) and the Partnership and its, or their, as applicable, Affiliate(s) from and against any and all liabilities, obligations, claims, losses, suits, damages, costs and expenses (including reasonable attorneys’ fees and expenses) arising out of or occurring as a result of the agreement(s) entered into with the NJSEA or the property that is subject to the agreements or the ownership of such Person(s). The ROFR Electing Partner shall be permitted to execute such documents and take such actions on behalf of the Partnership without the necessity of the approval or consent of any of the other Partners as shall be reasonably necessary in order that the applicable ROFR shall be assigned or transferred to the ROFR Electing Partner or its Affiliate, provided, however, that such documents shall not impose any obligations or liabilities on the other Partner(s) or the Partnership.

(a)               Agreement with NJSEA is More Favorable than Offer Notice; Other Partner(s)’ Right to Participate. If the ROFR Electing Partner shall enter into a written agreement with the NJSEA prior to the expiration of the applicable Exclusive Negotiation Period and if the price or other consideration to be paid to the NJSEA is an amount equal to or less than 95% of the price or other consideration proposed to be paid to the NJSEA in the applicable Offer Notice or if any other term(s), taken as a whole, grant materially better rights or benefits than as set forth in the applicable Offer Notice, then the ROFR Electing Partner shall provide a written notice to the other Partner(s) of such fact (such written notice, a “ROFR Contract Notice”). The Mack-Cali Partners (if the ROFR Electing Partner is Mills) or the Mills Partner (if the ROFR Electing Partner is a Mack-Cali Partner) shall have thirty (30) days after the receipt of a ROFR Contract Notice to provide a written notice to the other, of their election (a “ROFR Participation Notice”) to participate in the exercise of the applicable ROFR on the terms set forth in the ROFR Contract Notice.

(b)               Other Partner Provides a ROFR Participation Notice. If the other Partner(s) shall provide a ROFR Participation Notice within the thirty (30) day period described in Section 6.9.2.2.1(a) above, then the Partners shall enter into a partnership agreement as contemplated in Section 6.9.2.1 hereof.

(c)               Other Partner Does Not Provide a ROFR Participation Notice. If the other Partner(s) shall fail to provide a ROFR Participation Notice within the thirty (30) day period described in Section 6.9.2.2.1(a) above, the other Partner(s) shall be deemed to have elected not to so participate and the ROFR Electing Partner shall be permitted to enter into the written agreement with the NJSEA without the involvement of the Partnership or the other Partner(s) as provided in the first paragraph of this Section 6.9.2.2.1.

6.9.2.2.2           ROFR Electing Partner Fails to Enter Into Agreement with NJSEA; Partners May Negotiate Independently with NJSEA. If, as of the expiration of the Exclusive Negotiation Period, the ROFR Electing Partner shall have failed to enter into a written agreement with the NJSEA as aforesaid, then, subject to any applicable provisions of the applicable ROFR Agreement and the right of the other Partner(s) to participate as the result of the timely delivery of a Successful Bid Participation Notice (as hereinafter defined) as provided in Sections 6.9.2.2.2(a) and (b) hereof, the MC Partners and the Mills Partner and/or their respective Affiliate(s) shall be permitted to respond independently to any solicitations from the NJSEA to the public (such as requests for proposals) or otherwise negotiate with the NJSEA to so acquire the property and rights that are subject to the applicable ROFR (any such independent response or negotiation, an “Independent Negotiation”).

(a)               Partner is Successful in Independent Negotiation; Other Partner(s)’ Right to Participate. If a Partner (such Partner, the “Successful Bid Partner”) shall enter into a written agreement with the NJSEA as the result of an Independent Negotiation, then the Successful Bid Partner shall provide a written notice to the other Partner(s) of such fact (such written notice, a “Successful Bid Notice”). The Mack-Cali Partners (if the Successful Bid Partner is Mills) or the Mills Partner (if the Successful Bid Partner is a Mack-Cali Partner) shall have thirty (30) days after the receipt of a Successful Bid Notice to provide a written notice to the other, of their election (a “Successful Bid Participation Notice”) to participate in the transaction that is the subject of the written agreement with the NJSEA on the terms set forth in the Successful Bid Notice.

(b)               Other Partner Provides a Successful Bid Participation Notice. If the other Partner(s) shall provide a Successful Bid Notice within the thirty (30) day period described in Section 6.9.2.2.2(a) above, then the Partners shall enter into a partnership agreement as contemplated in Section 6.9.2.1 hereof.

(c)               Other Partner Does Not Provide a Successful Bid Participation Notice. If the other Partner(s) shall fail to provide a Successful Bid Participation Notice within the thirty (30) day period described in Section 6.9.2.2.2(a) above, the other Partner(s) shall be deemed to have elected not to so participate and the Successful Bid Partner shall be permitted to enter into a written agreement with the NJSEA that is the result of the Independent Negotiation without the involvement of the Partnership or the other Partner(s), subject, however, to Section 6.9.2.2.2(c)(i) below.

(i)                Agreement with NJSEA is More Favorable than Successful Bid Notice; Other Partner(s)’ Right to Participate. If the Successful Bid Partner shall enter into a written agreement with the NJSEA subsequent to the thirty (30) day period described in Section 6.9.2.2.2(a) and if the price or other consideration to be paid to the NJSEA is an amount equal to or less than 95% of the price or other consideration proposed to be paid to the NJSEA in the applicable Successful Bid Notice or if any other term(s), taken as a whole, grant materially better rights or benefits than as set forth in the applicable Successful Bid Notice, then the Successful Bid Partner shall provide a written notice to the other Partner(s) of such fact (such written notice, a “Successful Bid Reoffer Notice”). The Mack-Cali Partners (if the Successful Bid Partner is Mills) or the Mills Partner (if the Successful Bid Partner is a Mack-Cali Partner) shall have thirty (30) days after the receipt of a Successful Bid Reoffer Notice to provide a written notice to the other, of their election (a “Successful Bid Reoffer Participation Notice”) to participate in the transaction that is the subject of the written agreement with the NJSEA on the terms set forth in the Successful Bid Reoffer Notice.

(ii)               Other Partner Provides a Successful Bid Reoffer Participation Notice. If the other Partner(s) shall provide a Successful Bid Reoffer Notice within the thirty (30) day period described in Section 6.9.2.2.1(c)(i) above, then the Partners shall enter into a partnership agreement as contemplated in Section 6.9.2.1 hereof.

(iii)              Other Partner Does Not Provide a Successful Bid Reoffer Notice. If the other Partner(s) shall fail to provide a Successful Bid Reoffer Notice within the thirty (30) day period described in Section 6.9.2.2.1(c)(i) above, the other Partner(s) shall be deemed to have elected not to so participate and the Successful Bid Partner shall be permitted to enter into the written agreement with the NJSEA without the involvement of the Partnership or the other Partner(s).

6.9.2.3  Right of Mack-Cali Partners To Demonstrate to NJSEA that Hotel having Substantially Same Utility Can Be Built on Project Site instead of on Meadowlands Racetrack Site. Concurrently with the Partners determining whether they shall proceed with a particular Hotel ROFR and provided that, as of such date, the Mack-Cali Partners either shall have Taken Down the Hotel Component or shall still have a right to Take Down the Hotel Components under Article 10 hereof and shall not have “committed to develop a hotel on the Hotel Component” as provided in Section 5 of the Hotel ROFR Agreement, and provided further that, as of such date, no Mack-Cali Partner shall be in material default hereunder (after the giving of any required notice thereof and the expiration of any applicable cure period), the Mack-Cali Partners shall be permitted, pursuant to subclause (iii) of Section 10.2(f) of the Redevelopment Agreement (as incorporated in the Hotel ROFR Agreement), to exercise the Partnership’s right to demonstrate to the NJSEA that a hotel having substantially the same utility to the NJSEA can be built on the portion of the Project Site (as defined in the Redevelopment Agreement) planned for the Hotel Component instead of the Meadowlands Racetrack. If the Mack-Cali Partners shall be successful, then:  (i) if the Mack-Cali Partners have not yet Taken Down the Hotel Component, the Mack-Cali Partners shall Take Down the Hotel Component, (ii) if the hotel that shall be constructed on the Hotel Component shall not have video lottery terminals (or “slots”), or any other legalized form of gaming on or in its premises, then the Partners shall form a limited partnership and, in connection therewith, execute an agreement of limited partnership substantially in the form of the Office/Hotel Component LP Agreement and proceed with the development of the hotel thereon, and (iii) if the hotel that shall be constructed on the Hotel Component shall have video lottery terminals (or “slots”), or any other legalized form of gaming on or in its premises, then the Mack-Cali Partners and the Mills Partner shall form a limited partnership and, in connection therewith, execute an agreement of limited partnership in substantially the form of the Office/Hotel Component LP Agreement with the following revisions: (A) the Percentage Interest of the Mills Partner shall be 50% and the aggregate Percentage Interests of the Mack-Cali Partners shall be 50%, with the Mack-Cali Partners being obligated to contribute all Required Equity as set forth in the agreed-upon Development Budget for the Hotel Component until such time as the Capital Ratio is 50:50 and, thereafter, each Partner shall be obligated to contribute Required Equity, pari passu, based on their respective Percentage Interests, (B) if, as of the Capital Ratio Determination Date, the Capital Ratio is not 50:50, then the Mack-Cali Partners shall be obligated to contribute capital to the partnership as contemplated in

Section 10.6.6(a) of the Original Agreement, except that the amount to be contributed by the Mack-Cali Partners must result, after such contribution and the distribution described in Section 10.6.6(a) of the Original Agreement, in a Capital Ratio of 50:50, (C) the Mills Partner’s right to elect to take the actions set forth in Sections 10.6.6(b)(i) and (ii) of the Original Agreement shall arise if the Capital Ratio is not 50:50, (D) the list of Major Decisions shall be modified to address the fact that the partnership is a 50/50 joint venture to be jointly controlled by the Mills Partner and the Mack-Cali Partners, and (E) a Mack-Cali Partner shall be the managing general partner of such limited partnership. If, as of such date, the Mack-Cali Partners shall not have Taken Down the Hotel Component and the Mack-Cali Partners shall no longer have a right to Take Down the Hotel Component under Article 10 of the Original Agreement, the Mills Partner shall be permitted, pursuant to subclause (iii) of Section 10.2(f) of the Redevelopment Agreement (as incorporated in the Hotel ROFR Agreement), to exercise the Partnership’s right to demonstrate to the NJSEA that a hotel having substantially the same utility to the NJSEA can be built on the portion of the Project Site (as defined in the Redevelopment Agreement) planned for the Hotel Component instead of the Meadowlands Racetrack. If the Mills Partner shall be successful, then the provisions of Section 10.7 of the Original Agreement shall control in respect of the Mills Partner’s actions with respect to the Hotel Component, except that, if the Special General Partner shall make a Partnership Election, then the percentage interests and capital contribution obligations in subclause (1) of Section 10.7.3.2 of the Original Agreement shall be amended to be consistent with the subclause (ii) and (iii) of the second sentence of this Section 6.9.2.3. Also, should either the Special General Partner or the Mills Partner, as applicable, be successful in demonstrating to the NJSEA that a hotel having substantially the same utility to the NJSEA can be built on the portion of the Project Site planned for the Hotel Component instead of the Meadowlands Racetrack, then the managing general partner of the limited partnership formed as provided in this Section 6.9.2.3 shall be obligated to commence development and construction upon the earlier of the date required under any applicable agreement between the Partnership and the NJSEA, and the date that may be agreed upon by the Partners and set forth in such limited partnership agreement. Notwithstanding anything to the contrary, a Partner's right to participate in the development and ownership of a hotel as contemplated herein with video lottery terminals (or “slots”), or any legalized form of gaming on or in its premises is subject to such Partner's ability to meet the federal, state or local licensure requirements for the operation of a gaming facility (that is, a facility with video lottery terminals [or “slots”], or any legalized form of gaming) (“Gaming Facility”). If, for any reason, any Partner is unable to meet such licensure requirements for the operation of a Gaming Facility (such Partner, an “Ineligible Partner”), then the Ineligible Partner may assign or transfer its Partnership Interest to another Person that is reasonably acceptable to the other Partner(s) (it being understood that a Transfer from an Ineligible Partner that would not be permitted shall include (a) any Transfer to a Person that, upon becoming a Partner, shall constitute an Ineligible Partner, and (b) any Transfer to a

Person that does not have sufficient net worth, at the time of the Transfer, to fund the reasonably foreseeable equity requirements to fund Budgeted equity requirements and equity requirements that would be required to be funded in subsequent years). In such event (i) any consideration received by the Ineligible Partner shall be the sole property of the Ineligible Partner and (ii) any such Transfer shall be a permitted Transfer under Article 11 hereof and shall not trigger the right of first refusal procedures under Section 11.3 of the Partnership Agreement.

6.9.3.    Any Other Development of a Hotel at Meadowlands Race Track. If the NJSEA shall approach the Partnership to negotiate a transaction for the Partnership to develop a hotel at the Meadowlands Race Track without the implementation of the terms and provisions of the Hotel ROFR Agreement or the NJSEA and the Partnership shall otherwise engage in negotiations to develop such a hotel, the decision to have the Partnership to proceed with such development shall require the Approval of the Partners (as determined in the exercise of their sole and absolute discretion). If the Partners shall so provide such approval, then the Partners shall form a limited partnership in accordance with Section 6.9.2.1 and proceed with the development of the hotel in accordance with the limited partnership agreement to be entered into the by Partners. If the Partners shall not provide such approval, then the Partners shall proceed in their individual negotiations with the NJSEA and their individual elections to proceed (and corresponding obligations to permit the other Partners to participate in a transaction with the NJSEA) in a manner similar to the manner in which the Partners, if a ROFR shall not be Approved by the Partners, are permitted to proceed with respect to a ROFR (and provide the other Partners an opportunity to participate in such ROFR) that shall not be Approved by the Partners.

6.9.4     Change in Use of Hotel Component. Section 10.2 of the Redevelopment Agreement contemplates that, regardless of whether the Hotel ROFR is exercised, the NJSEA shall give special consideration to the Approval of a Major Modification to the Approved Master Plan and Conceptual Site Plan to permit the use of the portion of the Project Site planned for the Hotel Component for an alternative use consistent with the Enabling Legislation (all capitalized terms used in this Section 6.9.4 not otherwise defined in this Agreement shall have the meanings ascribed to them in the Redevelopment Agreement).

6.9.4.1  Change in Use; Mack-Cali Partners Have Right to Approve. If, as of the date of the proposed change in use of the Hotel Component, the Mack-Cali Partners either shall have Taken Down the Hotel Component or shall still have a right to Take Down the Hotel Component under Article 10 of the Original Agreement, any change in use of the Hotel Component to an alternative use in use shall require the Approval of the Partners (as determined in the exercise of their sole and absolute discretion). If the NJSEA shall approve such change in use and the Partners shall so approve such change in use as a Major Decision (such Major Decision to be determined by the Partners in the exercise of their sole and absolute discretion), then, prior to the development of the Hotel Component, the Partners shall form a limited partnership in accordance with Section 6.9.2.1, except that the managing general partner shall be the Mills Partner if the use is entertainment and/or retail related, and the managing general partner shall be the Special General Partner if the use is office or hotel related, and the managing general partner shall be as otherwise Approved by the Partners (as reasonably agreed upon by the Partners) if the use shall not be entertainment, retail, office or hotel related.

6.9.4.2  Change in Use; No Right of Mack-Cali Partners to Approve. If, as of the date of the proposed change in use of the Hotel Component, the Mack-Cali Partners shall not have Taken Down the Hotel Component and the Mack-Cali Partners shall no longer have a right to Take Down the Hotel Component under Article 10 of the Original Agreement, any change in use of the Hotel Component to an alternative use in use shall not require the Approval of the Partners but, rather, may be agreed to by the Mills Partner on behalf of the Partnership. If the NJSEA shall approve such change in use and the Mills Partner shall so agree upon such change in use, then the provisions of Section 10.7 of the Original Agreement shall control in respect of the Mills Partner’s actions with respect to the Hotel Component.

10.        Amendment of Section 13.1.1 of Original Agreement. Section 13.1.1 of the Original Agreement shall be amended to add the following subsection at the end thereof:

(f)                after the occurrence of the items described in Section 6.7.3.2.A or in subclauses (1) and, if required, subclause (2), of Section 6.7.3.2.B hereof.

11.        Take Down Dates; Section 10.4.1.1(c) of the Original Agreement; Exhibit L of Original Agreement. Exhibit L of the Original Agreement shall be amended to delete all references to “Jan-08” in the column entitled “Date” and to insert “the earlier of the one year anniversary of the Grand Opening Date or four years from the Development Rights Fee Funding Date (as defined in the Redevelopment Agreement)”. Section 10.4.1.1(c) of the Original Agreement shall be amended by deleting “January 1, 2008” in the second sentence thereof and substituting “the earlier of the one year anniversary of the Grand Opening Date or four years from the Development Rights Fee Funding Date” in lieu thereof.

12.        Termination of Cooperation Agreement. The Partners acknowledge that the Cooperation Agreement has terminated and, therefore, all provisions of the Original Partnership Agreement referring to rights or obligations under the Cooperation Agreement shall be null and void and of no further force and effect.

13.        Change in Mack-Cali Partners Initial Partner Representatives; Revision of Exhibit H to Original Agreement. Pursuant to Section 8.1.2 of the Original Agreement, the Mack-Cali Partners hereby provide written notice to Mills and the Partnership that, effective upon the First Amendment Effective Date, the Mack-Cali Partners hereby designate Michael Grossman as a replacement Alternate Mack-Cali Representative in the place of Timothy Jones.

As a result, Exhibit H of the Original Agreement shall be deemed amended to give effect to the provisions of the immediately preceding sentence.

14.        Allocation of Administrative Fee Payable to AMX Project Operator Under the AMX Site Declaration. That certain Declaration of Covenants and Restrictions (Arena/Meadowlands/Xanadu Site) made and entered into on or about the First Amendment Effective Date (as amended from time to time, the “AMX Site Declaration”) by and among the NJSEA, the Partnership, ERC Meadowlands Mills/Mack-Cali Limited Partnership (“ERC Owner”), A-B Office Meadowlands Mack-Cali/Mills Limited Partnership, C-D Office Meadowlands Mack-Cali/Mills Limited Partnership, Hotel Meadowlands Mack-Cali/Mills Limited Partnership and Baseball Meadowlands Mills/Mack-Cali Limited Partnership contemplates, in Section 2.4.8(x) thereof, that an administrative fee (the “AMX Project Operator Administrative Fee”) in the amount of ten percent (10%) of the total of certain items within an applicable AMX CAM Budget (as defined in the AMX Site Declaration) shall be payable to the “AMX Project Operator” (as defined in the AMX Site Declaration). The Partners acknowledge and agree that the ERC Owner shall act as the AMX Project Operator under the AMX Site Declaration and that the Mills Partner shall be permitted, on behalf of the ERC Owner, to delegate or assign all or a portion of the obligations (and rights) of the AMX Project Operator to the Manager or another Affiliate. In connection with such delegation or assignment, the Partners agree that ERC Owner, the Manager or such Affiliate, as applicable, shall be reimbursed (utilizing the AMX Project Operator Administrative Fee) for the amount of any third-party expenses (of parties that are not Affiliates of ERC Owner or Manager) incurred by ERC Owner, the Manager or such Affiliate, as applicable, to the extent that such expenses are not otherwise reimbursed to ERC Owner, the Manager or such Affiliate pursuant to the AMX Site Declaration. After reimbursement of ERC Owner, the Manager or such Affiliate, as applicable, pursuant to the immediately preceding sentence, the remainder of any AMX Project Operator Administrative Fee received by the ERC Owner shall be distributed by the ERC Owner to the Partnership and, upon the Partnership’s receipt of same, shall constitute Net Ordinary Cash Flow to be distributed as provided in Section 6.5 of the Agreement.

15.        Brownfields Remediation Agreement. The Partners anticipate that on or about the First Amendment Effective Date, the Partnership shall enter into that certain Agreement to Reimburse for Remediation Costs (as amended from time to time, the “Brownfields Agreement”) by and among the Partnership, the NJSEA, the Chief Executive Office/Secretary of the New Jersey Commerce and Economic Growth Commission and the Treasurer of the State of New Jersey. The Partnership and each of the five tenants under the five Component Leases each shall be entitled to reimbursement under the Brownfields Agreement for eligible remediation costs paid in connection with the development of the applicable Component (such reimbursement to be paid to the applicable tenant or the Partnership as to costs paid by the applicable tenant or the Partnership). The Partnership shall provide its reasonable cooperation to obtain such reimbursement pursuant to the Brownfields Agreement, provided that the applicable tenant submits necessary documentation as required by the Brownfields Agreement and reimburses the Partnership for any reasonable costs and expenses that the Partnership may incur in connection with providing such cooperation. In furtherance of the aforesaid, the Partnership shall promptly execute such documents as shall be necessary in order that the eligible remediation costs shall be transferred and/or assigned to the applicable Component tenant under the Brownfields Agreement.

16.        Annual Payments; WMB Annual Payment; Clarification Regarding Section 10.4.1.1.(a) of the Original Agreement. Notwithstanding that the Development Rights Fee may be characterized as prepayment of rent or ground rent under a Component Lease, such payment of the Development Rights Fee shall not constitute “rent” to be included in the definition of “Allocated Annual Payments”. The definition of “Annual Payments” shall include, in addition to the items set forth in subclauses (1) through (5) of the first sentence of Section10.4.1.1(a), the WMB Annual Payment.

17.        WMB Annual Payment. The Partnership shall pay the WMB Annual Payment to the Conservation Trust for a maximum time period of 75 years, as more particularly provided in the Conservancy Trust Agreement. Therefore, until no longer payable pursuant to the Conservancy Trust Agreement, the WMB Annual Payments shall be included automatically in the Development Budget and all subsequent Budgets and, therefore, the inclusion thereof in a Budget shall not require the Approval of the Partners. A portion of the WMB Annual Payment shall be payable as a portion of the Allocated Annual Payment as provided in Section 16 of this First Amendment.

18.        Ratification. It is expressly understood and agreed that the Original Agreement, as hereby amended, shall continue in full force and effect in accordance with its terms and all references in the Original Agreement or this First Amendment to the term “Agreement” shall mean the Original Agreement as modified by this First Amendment and all references in the Original Agreement (as modified by this First Amendment) to the term “First Amendment” shall mean this First Amendment.

19.        Section Headings. The section headings used herein are for reference purposes only and do not control or affect the meaning or interpretation of any term or provision hereof.

20.        Governing Law. This First Amendment and the rights and obligations of the respective parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware subject to, and in accordance with, the provisions of Section 15.7 of the Original Agreement.

21.        Counterparts; Facsimile Signatures. This First Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Furthermore, this First Amendment transmitted by facsimile shall be treated in all manners and respects as an original document and any signature thereon shall be considered an original signature and shall have the same binding legal effect as the original document.

22.            Conflict. In the event of a conflict between the terms and provisions of the Original Agreement and this First Amendment, the terms and provisions of this First Amendment shall control.

[signature page attached to First Amendment to Limited Partnership Agreement of Meadowlands Mills/Mack-Cali Limited Partnership]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the First Amendment Effective Date.

MILLS PARTNER:

MEADOWLANDS MILLS LIMITED PARTNERSHIP, a Delaware limited partnership

By:    MEADOWLANDS MILLS L.L.C, a Delaware limited liability company, its Managing General Partner

By:        THE MILLS LIMITED PARTNERSHIP, a Delaware limited partnership, its Manager

By:        THE MILLS CORPORATION, a Delaware corporation, its General Partner

By:/s/ James F. Dausch

Name: James F. Dausch

Title: President, Development

Divisions

[signature page continued on next page]

[signature page attached to First Amendment to Limited Partnership Agreement of Meadowlands Mills/Mack-Cali Limited Partnership]

MACK-CALI PARTNERS:

MACK-CALI MEADOWLANDS SPECIAL L.L.C., a New Jersey limited liability company

By:        MACK-CALI REALTY, L.P., its sole member

By:          Mack-Cali Realty Corporation, its general partner

By:/s/ Mitchell E. Hersh

Name: Mitchell E. Hersh

Title: President and

Chief Executive Officer

MACK-CALI MEADOWLANDS ENTERTAINMENT L.L.C., a New Jersey limited liability company

By:        MACK-CALI REALTY, L.P., its sole member

By:          Mack-Cali Realty Corporation, its general partner

By:/s/ Mitchell E. Hersh

Name: Mitchell E. Hersh

Title: President and

Chief Executive Officer

28